								Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Clene Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	2,351,202	$5.36	$12,602,443	$153.10 per $1,000,000	$1,929.43
	Total Offering Amounts					$12,602,443		$1,929.43
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,929.43

(1)

Consists of (i) up to an aggregate of 379,930 shares of the Registrant’s common stock, par value $0.0001 per share (“common stock”), (ii) up to an aggregate of 424,358 shares of common stock issuable upon the exercise of a pre-funded warrant to purchase common stock at an exercise price of $0.001 per share and (iii) up to an aggregate of 1,546,914 shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $4.82 per share, issuable to the Selling Securityholders, and the offer and resale of such shares of common stock by the Selling Securityholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of any stock dividends, stock splits, or other similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the Registrant’s common stock as reported on The Nasdaq Capital Market on November 12, 2024, which date is within five business days prior to the filing of this Registration Statement.